Exhibit 4.01

INTUIT INC.

as Issuer

AND

U.S. Bank Trust Company, National Association,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 11, 2026

$750,000,000 of 4.950% Senior Notes due 2031

and

$1,000,000,000 of 5.500% Senior Notes due 2036

THIS SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”) is dated as of June 11, 2026 between INTUIT INC., a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, a national banking association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

A. The Issuer and the Trustee executed and delivered an Indenture, dated as of June 29, 2020, (the “Base Indenture” and, as supplemented by this Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Issuer from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B. Pursuant to a Resolution of the Board of Directors or a committee thereof (and by an officer duly authorized by such Resolution), the Issuer has authorized the issuance of $750,000,000 principal amount of 4.950% Senior Notes due 2031 (the “2031 Notes”) and $1,000,000,000 principal amount of 5.500% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”).

C. The entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Issuer desires to enter into this Second Supplemental Indenture pursuant to Section 7.01 of the Base Indenture to establish the form of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the terms of the Notes in accordance with Section 2.03 of the Base Indenture.

E. All things necessary to make this Second Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Terms of the Notes.

The following terms relate to the Notes:

(1) The 2031 Notes shall constitute a series of Notes having the title “4.950% Senior Notes due 2031” and the 2036 Notes shall constitute a separate series of Notes having the title “5.500% Senior Notes due 2036.”

(2) The aggregate principal amount of the 2031 Notes (the “Initial 2031 Notes”) and the 2036 Notes (the “Initial 2036 Notes” and, together with the Initial 2031 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $750,000,000 and $1,000,000,000, respectively. The Issuer may from time to time, without the consent of the Holders of Notes, issue additional 2031 Notes (in any such case “Additional 2031 Notes”) or additional 2036 Notes (in any such case “Additional 2036 Notes” and, together with any Additional 2031 Notes, the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2031 Notes or the Initial 2036 Notes, as the case may be except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the Additional Notes and the first payment of interest following the issue date of such Additional Notes; provided that the applicable series of Additional Notes are fungible with the applicable series of Initial Notes for U.S. federal income tax purposes. Any Additional Notes of an applicable series will have the same CUSIP number as the applicable series of Initial Notes. Any Additional 2031 Notes and the Initial 2031 Notes and any Additional 2036 Notes and the Initial 2036 Notes, as the case may be, shall each constitute a single series under the Indenture and all references to the 2031 Notes shall include the Initial 2031 Notes and any Additional 2031 Notes, and all references to the 2036 Notes shall include the Initial 2036 Notes and any Additional 2036 Notes, unless the context otherwise requires. The aggregate principal amount of each of the Additional 2031 Notes and Additional 2036 Notes shall be unlimited.

(3) The entire Outstanding principal of the 2031 Notes and 2036 Notes shall be payable on June 15, 2031 and on June 15, 2036, respectively.

(4) The rate at which the Notes shall bear interest shall be 4.950% per year for the 2031 Notes and 5.500% per year for the 2036 Notes. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from June 11, 2026. The Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, beginning December 15, 2026. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the June 1 and December 1, whether or not a business day, prior to each Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A (2031 Notes) and Exhibit B (2036 Notes), the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Notes may be redeemed at the option of the Issuer prior to the maturity date, as provided in Section 1.3 hereof.

(7) The Notes will not have the benefit of any sinking fund.

(8) Except as provided herein, the holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Notes will be general unsecured and unsubordinated obligations of the Issuer and will be ranked equally among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Issuer or any other Person.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Issuer’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Second Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Issuer’s option, means the price at which it is to be redeemed pursuant to Section 1.3 of this Second Supplemental Indenture.

“Par Call Date” means (i) with respect to the 2031 Notes, May 15, 2031 (one month prior to the maturity date of the 2031 Notes) and (ii) with respect to the 2036 Notes, March 15, 2036 (three months prior to the maturity date of the 2036 Notes).

“Treasury Rate” means, with respect to any Optional Redemption Date for a series of Notes, the yield applicable to such series of Notes determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate applicable to a series of Notes shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Optional Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Optional Redemption Date.

If on the third business day preceding the Optional Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Optional Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 1.3 Optional Redemption.

(a) Prior to the applicable Par Call Date, the Issuer may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at an Optional Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed discounted to the Optional Redemption Date (assuming that the Notes matured on the applicable Par Call Date), on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate plus 15 basis points for the 2031 Notes and 15 basis points for the 2036 Notes, less interest accrued and unpaid to the applicable Optional Redemption Date; and (ii) 100% of the principal amount of any Notes to be redeemed; plus, in either case, accrued and unpaid interest on the applicable Notes to the Optional Redemption Date.

(b) On or after the applicable Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at an Optional Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the Optional Redemption Date.

(c) The Issuer shall calculate the Optional Redemption Price due and payable and the Trustee shall have no duty to calculate or verify the Issuer’s calculations of the same. The Issuer’s actions and determinations in determining the Optional Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(d) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Optional Redemption Date to each Holder of the Notes to be redeemed, with a copy to the Trustee. Any redemption or notice described above may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in the Issuer’s discretion, the Optional Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. The Issuer shall notify holders of any such rescission as soon as practicable after the Issuer determines that such conditions precedent will not be able to be satisfied or the Issuer is not able or willing to waive such conditions precedent.

(e) In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by a Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

(f) Unless the Issuer defaults in payment of the Optional Redemption Price, on and after the Optional Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 1.4 Amendments.

(a) The definition of Permitted Liens in the Base Indenture is hereby amended and restated, solely with respect to the Notes, to read as follows:

“(1) Liens on any of the Issuer’s assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2) (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property, including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by the Issuer or any of its Subsidiaries, or merger with or acquisition of, any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, and for which appropriate reserves have been recorded in accordance with GAAP;

(5) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6) Liens encumbering customary deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect the Issuer from fluctuations in interest rates, currencies, equities or the price of commodities;

(7) Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(8) Liens in favor of the Issuer;

(9) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent by more than 90 days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(11) Liens arising out of litigation, judgments or awards against the Issuer and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12) Liens consisting of pledges or deposits to secure obligations or obtain any benefits under workers’ compensation laws and unemployment insurance, old age pensions, social security or similar matters or legislation, including Liens of judgments thereunder which are not currently dischargeable, or deposits in connection with obtaining or maintaining self-insurance;

(13) Liens consisting of pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(14) Liens consisting of deposits of Property to secure the Issuer’s statutory obligations in the ordinary course of its business;

(15) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(16) Liens on Property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit the Issuer or any of its Subsidiaries to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the Property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(17) Liens incurred in connection with pollution control, industrial revenue or similar financings;

(18) Liens on Property incurred in connection with any transaction permitted under Section 3.07 of the Base Indenture which shall not be in addition to any basket provided in Section 3.07(b) of the Base Indenture;

(19) Liens in favor of materialman, mechanics, workmen or repairmen, landlord’s liens for rent or other similar liens arising in the ordinary course of business, in each case, in respect of obligations that are not overdue or which are being contested by us or any subsidiary in good faith and by appropriate proceedings;

(20) Liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that, in our opinion, do not materially impair the use of the real property; and

(21) Liens created in substitution of any Liens permitted by clauses (1) through (20) above, or pursuant to clauses (1) through (4) of clause (a) of Section 3.06 of the Base Indenture; provided that, (a) based on a good faith determination of the Board of Directors of the Issuer, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and (b) the Indebtedness secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest, fees, penalties and premium, if any, on the Indebtedness being refinanced)).”

(b) Section 3.06(b) of the Base Indenture is hereby amended and restated, solely with respect to the Notes, to read as follows:

“Notwithstanding the foregoing, the Issuer may, without securing any series of Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 3.06(a), if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) $3.1 billion.”

(c) Section 3.07(b) of the Base Indenture is hereby amended and restated, solely with respect to the Notes, to read as follows:

“Notwithstanding the foregoing, the Issuer may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) $3.1 billion.”

(d) The following paragraph is hereby added at the end of Section 4.01 of the Base Indenture with respect to the Notes:

“If an Event of Default (other than an Event of Default pursuant to Section 4.01(4) or (5)) occurs and is continuing with respect to a series of Notes, then the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series, may, by a notice in writing to the Issuer (and to the Trustee if given by the Holders), declare 100% of the principal of and accrued and unpaid interest and premium on all such Notes to be due and payable. If an Event of Default pursuant to Section 4.01(4) or (5) with respect to the Issuer occurs and is continuing, the aggregate principal amount on the outstanding Notes will automatically be due and payable without any declaration or other act on the part of the Trustee or any Holders.”

(e) The following sentence is hereby added to the end of Section 5.11(a) of the Base Indenture with respect to the Notes.

“So long as no Event of Default has occurred and is continuing with respect to any series of Notes, the Issuer may remove the Trustee with respect to such series of Notes and appoint a successor trustee for such series of Notes by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.”

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, immunities and indemnities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

Section 2.4 Governing Law.

This Second Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.5 Separability.

In case any provision in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7 No Benefit.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Second Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

INTUIT INC.

By:	/s/ Sandeep Aujla
Name: Sandeep Aujla
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Jason
Name: David Jason
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[FORM OF SENIOR NOTES DUE 2031]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

INTUIT INC.

4.950% Senior Notes due 2031

No. [•]	CUSIP No.: 46124H AK2
ISIN No.: US46124HAK23
$[•]

INTUIT INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of [•] DOLLARS on June 15, 2031.

Interest Payment Dates: June 15 and December 15 (each, an “Interest Payment Date”), commencing on December 15, 2026.

Interest Record Dates: June 1 and December 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

INTUIT INC.

By:
Name: [•]
Title: [•]

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: June 11, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

INTUIT INC.

4.950% Senior Notes due 2031

1. Interest.

Intuit Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from June 11, 2026. Interest on this Note will be paid to but excluding the relevant Interest Payment Date. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months in a manner consistent with Rule 11620(b) of the FINRA Uniform Practice Code.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Paying Agent.

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3. Indenture; Defined Terms.

This Note is one of the 4.950% Senior Notes due 2031 (the “Notes”) issued under an indenture dated as of June 29, 2020 (the “Base Indenture”) by and between the Issuer and the Trustee, and established pursuant to a supplemental indenture dated June 11, 2026 (the “Second Supplemental Indenture”) by and between the Issuer and the Trustee (together, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.

5. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of all series of Outstanding Securities (including the Notes) under the Indenture that are affected by such amendment, supplement or waiver (voting together as a single class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

6. Optional Redemption.

Prior to May 15, 2031 (one month prior to the maturity date) (the “Par Call Date”), the Issuer may redeem the Notes, pursuant to Section 1.3 of the Second Supplemental Indenture, at its option, in whole or in part, at any time and from time to time, at an Optional Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed discounted to the Optional Redemption Date (assuming that the Notes matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate plus 15 basis points, less interest accrued to the Optional Redemption Date; and (b) 100% of the principal amount of any Notes to be redeemed; plus, in either case, accrued and unpaid interest on the applicable Notes to, but not including, the Optional Redemption Date. On or after the Par Call Date for the Notes, the Issuer may redeem the Notes in whole or in part, at any time and from time to time, at an Optional Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the Optional Redemption Date.

7. Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of at least 25% in principal amount of the outstanding Notes, shall by written notice, require the Issuer to repay immediately the entire principal amount of the Outstanding Notes, together with all accrued and unpaid interest and premium, if any. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, then the entire principal amount of the Outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is in their interest.

8. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

9. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11. Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature
Signature Guarantee:
Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

[FORM OF SENIOR NOTES DUE 2036]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

INTUIT INC.

5.500% Senior Notes due 2036

No. [•]	CUSIP No.: 46124H AL0
ISIN No.: US46124HAL06
$[•]

INTUIT INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of [•] DOLLARS on June 15, 2036.

Interest Payment Dates: June 15 and December 15 (each, an “Interest Payment Date”), commencing on December 15, 2026.

Interest Record Dates: June 1 and December 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

INTUIT INC.

By:
Name:[•]
Title:[•]

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: June 11, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

INTUIT INC.

5.500% Senior Notes due 2036

1. Interest.

Intuit Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from June 11, 2026. Interest on this Note will be paid to but excluding the relevant Interest Payment Date. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months in a manner consistent with Rule 11620(b) of the FINRA Uniform Practice Code.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Paying Agent.

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3. Indenture; Defined Terms.

This Note is one of the 5.500% Senior Notes due 2036 (the “Notes”) issued under an indenture dated as of June 29, 2020 (the “Base Indenture”) by and between the Issuer and the Trustee, and established pursuant to a supplemental indenture dated June 11, 2026 (the “Second Supplemental Indenture”) by and between the Issuer and the Trustee (together, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.

5. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of all series of Outstanding Securities (including the Notes) under the Indenture that are affected by such amendment, supplement or waiver (voting together as a single class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

6. Optional Redemption.

Prior to March 15, 2036 (three months prior to the maturity date) (the “Par Call Date”), the Issuer may redeem the Notes, pursuant to Section 1.3 of the Second Supplemental Indenture, at its option, in whole or in part, at any time and from time to time, at an Optional Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed discounted to the Optional Redemption Date (assuming that the Notes matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate plus 15 basis points, less interest accrued to the Optional Redemption Date; and (b) 100% of the principal amount of any Notes to be redeemed; plus, in either case, accrued and unpaid interest on the applicable Notes to, but not including, the Optional Redemption Date. On or after the Par Call Date for the Notes, the Issuer may redeem the Notes in whole or in part, at any time and from time to time, at an Optional Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the Optional Redemption Date.

7. Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of at least 25% in principal amount of the outstanding Notes, shall by written notice, require the Issuer to repay immediately the entire principal amount of the Outstanding Notes, together with all accrued and unpaid interest and premium, if any. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, then the entire principal amount of the Outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is in their interest.

8. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

9. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11. Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature
Signature Guarantee:
Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee